                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


  We consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-48371 of FaciliCom International, Inc. on Form S-4 of our report dated March 19, 1998 (April 27, 1998 as to Note 13 and May 8, 1998 as to Note 12) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Summary Financial and Other Data", "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE llp

Pittsburgh, Pennsylvania
May 26, 1998